UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2011

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 4, 2011, the Bylaws of Ducommun Incorporated (the “Company”) were amended to decrease the number of directors from nine to eight.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Shareholders of the Company was held on May 4, 2011. At the meeting, the shareholders approved (1) the election of Joseph C. Berenato and Robert D. Paulson as directors to serve for three-year terms ending in 2014, (2) an advisory resolution on named executive compensation, (3) an advisory vote to conduct future advisory votes on named executive compensation every one year and (4) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2011. The shareholder vote on these matters was as follows:

	For	Withheld
Election of Joseph C. Berenato as director for a three-year term expiring in 2014	8,468,893	371,181
Election of Robert D. Paulson as director for a three-year term expiring in 2014	8,611,711	228,363

	For	Against	Abstain
Advisory resolution on named executive compensation	8,269,269	446,839	123,966

	One Year	Two Years	Three Years	Abstain
Advisory vote on the frequency of future advisory votes on named executive compensation	5,605,497	236,948	1,932,714	1,064,915

	For	Against	Abstain
Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants	9,898,908	59,172	12,231

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1     Bylaws of Ducommun Incorporated, as amended and restated on May 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: May 10, 2011	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel